UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Angi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 700, Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

On March 31, 2025, IAC Inc. (“IAC”) completed the previously announced spin-off of Angi Inc. (“Angi”) by means of a special dividend (the “Distribution”) of all of the shares of Angi capital stock held by IAC to the holders of IAC common stock, par value $0.0001 per share (the “IAC common stock”), and IAC Class B common stock, par value $0.0001 per share (the “IAC Class B common stock” and together with the IAC common stock, “IAC Stock”).

Prior to the effective time of the Distribution, IAC voluntarily converted all of the shares of Angi Class B common stock, par value $0.001 per share (the “Angi Class B common stock”), that it owned into shares of Angi Class A common stock, par value $0.001 per share (the “Angi Class A common stock”), on a one-for-one basis. As a result of this conversion, there are no longer any shares of Angi Class B common stock outstanding, and the only class of Angi capital stock with shares outstanding is the Angi Class A common stock.

The special dividend was paid by IAC through the distribution of all of the shares of Angi Class A common stock that it held on March 31, 2025 to the holders of record of IAC Stock as of the close of business on March 25, 2025 (the “Record Date”), on a pro rata basis. For each share of IAC Stock held by IAC stockholders as of the Record Date, 0.5251 shares of Angi Class A common stock were distributed. No fractional shares of Angi Class A common stock were distributed. Instead, IAC stockholders will receive a cash payment in lieu of any fractional share of Angi Class A common stock that they otherwise would have received.

IAC stockholders were not required to pay any consideration for the shares of Angi Class A common stock they received in the Distribution, and they were not required to surrender or exchange shares of their IAC Stock in connection with the Distribution.

Prior to the Distribution, IAC owned approximately 84% of the outstanding shares of Angi capital stock, and prior to the above-referenced conversion of shares of Angi Class B common stock into Angi Class A common stock, IAC owned approximately 98% of the voting power of Angi capital stock. As a result of the Distribution, IAC no longer owns any shares of Angi capital stock and Angi became an independent public company, with the Angi Class A common stock continuing to trade on the Nasdaq Global Select Market under the symbol “ANGI.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Distribution, on March 26, 2025, each of Christopher Halpin, Kendall F. Handler and Mark Stein notified Angi of his or her respective resignation from the Angi board of directors, effective as of March 31, 2025. The resignations were not due to any disagreement with Angi.

As a result of these director resignations, the Angi board of directors reduced the size of the board to ten directors effective as of the Effective Time (as defined in Item 5.03 below). In addition, pursuant to the Charter Amendment (as defined in Item 5.03 below), effective as of the Effective Time, the Angi board of directors was divided into three classes designated as Class I, Class II and Class III, each consisting of approximately one-third of the total number of directors constituting the Angi board of directors. Directors initially designated as Class I directors will serve for an initial term expiring at Angi’s 2025 annual meeting of stockholders. Directors initially designated as Class II directors will serve for an initial term expiring at Angi’s 2026 annual meeting of stockholders. Directors initially designated as Class III directors will serve for an initial term expiring at Angi’s 2027 annual meeting of stockholders. Effective as of the Effective Time, the Angi board of directors assigned the remaining directors (after the above-referenced resignations) to the following classes:

(i)	Class I: Thomas R. Evans, Alesia J. Haas, Jeffrey W. Kip and Joseph Levin;

(ii)	Class II: Sandra Buchanan, Thomas C. Pickett Jr. and Glenn H. Schiffman; and

(iii)	Class III: Angela R. Hicks Bowman, Jeremy G. Philips and Suzy Welch.

As previously disclosed in a Current Report on Form 8-K filed by Angi on January 13, 2025, Joseph Levin, the Chairman of the Angi board of directors, was elected by the Angi board of directors to serve as Executive Chairman of the Angi board of directors, which appointment became effective on March 31, 2025, the date of the Distribution. In the role of Executive Chairman, Mr. Levin will receive a base salary of $350,000 and will be eligible to receive discretionary annual cash bonuses. He will also be provided with an executive assistant and will participate in Angi’s health and welfare benefits plan. Mr. Levin will also enter into a non-competition agreement whereby he will agree not to compete with Angi until the later of (i) two years from the date of his appointment as Executive Chairman and (ii) the date he no longer serves as Executive Chairman.

Effective as of March 26, 2025, the Angi board of directors authorized and approved the formation of the Nominating and Corporate Governance Committee of the Angi board of directors (the “Governance Committee”) and appointed each of Glenn H. Schiffman and Thomas C. Pickett Jr. to serve on the Governance Committee, with Glenn H. Schiffman appointed as the Chair.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2025, Angi filed a Certificate of Amendment (the “Charter Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, which became effective as of 4:31 p.m. Eastern Time, on March 31, 2025 (the “Effective Time”), to (i) provide for the Angi board of directors to be classified until Angi’s 2032 annual meeting of stockholders, (ii) provide that Angi stockholders must take action at a meeting of stockholders and may not act by written consent in lieu of a meeting, and (iii) make Angi subject to Section 203 of the General Corporation Law of the State of Delaware relating to limitations on business combinations with interested stockholders.

Concurrently with the effectiveness of the Charter Amendment at the Effective Time, an amendment (the “Bylaw Amendment”) to Angi’s Amended and Restated Bylaws became effective, which Bylaw Amendment provides that vacancies and newly created directorships on the Angi board of directors may be filled only by the Angi board of directors.

The foregoing description of the Charter Amendment and the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment and the Amended and Restated Bylaws of Angi, as amended by the Bylaw Amendment. Copies of the Charter Amendment and the Amended and Restated Bylaws of Angi, as amended by the Bylaw Amendment (which appears in Article III, Section 3 thereof), are being filed as Exhibits 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of a joint press release issued by IAC and Angi on April 1, 2025, announcing the completion of the Distribution, is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Angi Inc.
3.2	Amended and Restated Bylaws of Angi Inc., as amended effective March 31, 2025.
99.1	Press Release, dated as of April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon M. Shaw
Name:	Shannon M. Shaw
Title:	Chief Legal Officer

Date: April 1, 2025